UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

 (State or other jurisdiction of incorporation)

0-15536	23-2428543
(Commission file number)	(IRS employer ID)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – 717-747-1519

N/A

(Former name, address and fiscal year, if changed since last report.)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On February 11, 2020, the Board of Directors of Codorus Valley Bancorp, Inc. (the “Corporation”), the parent company of PeoplesBank, A Codorus Valley Company (the “Bank”) increased the number of its Class A Directors from three to four members and Class C Directors from three to four members, thereby increasing the size of the Corporation's Board of Directors to eleven (11) members, and appointed Sarah M. Brown and J. Rodney Messick to fill the vacancies created by such increase.

Ms. Brown’s appointment as a Class C Director is effective immediately and continues until her term expires as of the annual meeting of shareholders date in May 2020. Ms. Brown was appointed to the Enterprise Risk Management Committee of the Corporation.

Mr. Messick’s appointment as a Class A Director is effective immediately and continues until his term expires as of the annual meeting of shareholders date in May 2021. At a subsequent meeting of the Bank’s Board of Directors, Mr. Messick was appointed to the Wealth Management Committee of the Bank. The Corporation issued a Press Release, attached as Exhibit 99.1 announcing the appointment of Ms. Brown and Mr. Messick to the Board of Directors of the Corporation. Both Ms. Brown and Mr. Messick have been Directors of the Bank since August 2019.

Ms. Brown is the President/CEO of Keller-Brown Insurance Services, Inc., which has been located in southern York County for over 120 years. Sarah is the fifth generation to lead Keller-Brown, and third generation to serve as a member of the Board of Directors of the Bank. Ms. Brown’s grandfather, Barry A. Keller, served on the Bank’s Board from 1977-2000, retiring as the Chairman and Sarah’s great, great-grandfather, Eli B. Keller, served on the Board and retired as the Bank’s President in 1938.

Ms. Brown resides in the Glen Rock area with her husband Jim and daughter, and is a graduate of Duquesne University, where she earned a Bachelor’s of Science degree in Business Administration, with a concentration in Leadership and Change Management. She is a Certified Insurance Counselor, Certified Risk Manager and Agribusiness and Farm Insurance Specialist.

Mr. Messick is CEO of Homesale Realty Service Group, Inc., parent company of Berkshire Hathaway HomeServices Homesale Realty, the leading real estate sales and services company serving the Baltimore, MD metropolitan area and South Central and Southeastern Pennsylvania.  As an industry expert, Rod has served on numerous national advisory councils for Homesale Realty’s current and prior franchises as well as an advisory board for a key technology vendor to the real estate industry.

After graduating from the United States Naval Academy in 1994, Rod served eight years as a Naval Flight Officer. He earned his masters of technology management from the University of Pennsylvania’s Wharton School and School of Engineering and Applied Science. Mr. Messick resides in Lancaster County with his wife Abby and two daughters.

There are no arrangements or understandings between Codorus Valley Bancorp, Inc. and Ms. Brown, Keller-Brown Insurance Services, Inc., Mr. Messick, Home Realty Service Group, Inc., or any other persons or entities pursuant to which Ms. Brown and Mr. Messick were selected as Directors. In connection with their appointment, Ms. Brown and Mr. Messick will receive the standard non-employee Director compensation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description
99.1	Press release of Codorus Valley Bancorp, dated February 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: February 14, 2020	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and
Chief Executive Officer
(Principal Executive Officer)